Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Combined Balance Sheet as of February 28, 2015 and the following Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended August 31, 2014 and for the six months ended February 28, 2015 are based on the historical financial statements of the combined Vyrix and Luoxis company and Rosewind Corporation (“Rosewind”) after giving effect to the acquisition of Rosewind by the combined Vyrix and Luoxis company (as discussed in Note 2) as if it had occurred for the Balance Sheet on February 28, 2015 and the Statements of Operations at September 1, 2013, and after applying the assumptions and adjustments described in Note 3 to the Unaudited Pro Forma Condensed Combined Financial Statements. This acquisition became effective on April 16, 2015 (the “Closing Date”) and is considered a reverse triangular merger in which the combined Vyrix and Luoxis company is the accounting acquirer as its shareholders hold a majority of the stock and management positions after the acquisition was complete.

These Unaudited Pro Forma Condensed Combined Financial Statements have been developed from, and should be read in conjunction with, (1) the unaudited interim consolidated financial statements of Rosewind contained in the Company’s Quarterly Report on Form 10-Q for the six months ended February 28, 2015, (2) the audited consolidated financial statements of Rosewind contained in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2014, and (3) the audited combined financial statements of Luoxis and Vyrix, collectively “the combined Vyrix and Luoxis company” for the fiscal year ended December 31, 2014 contained in Exhibit 99.1 to this Current Report on Form 8-K. The Unaudited Pro Forma Condensed Combined Financial Statements are provided for informational purposes only and do not purport to represent the combined Vyrix and Luoxis company’s actual consolidated results of operations or consolidated financial position had the acquisition occurred on the dates assumed, nor are these financial statements necessarily indicative of the combined Vyrix and Luoxis company’s future consolidated results of operations or consolidated financial position.

The combined Vyrix and Luoxis company expects to incur costs and realize benefits associated with integrating the operations of the combined Vyrix and Luoxis company and Rosewind. The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

February 28, 2015

	Vyrix and Luoxis Combined (1)	Rosewind (2)	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$160,905	$100	$4,999,900	(a) (b)	$5,160,905
Accounts receivable	6,906	—	8,803	(a)	15,709
Inventory	10,453	—	—		10,453
Prepaid expenses	35,433	7,029	(7,029	)(a)	35,433
Prepaid research and development - related party	121,983	—	—		121,983

Total current assets	335,680	7,129	5,001,674		5,344,483

Fixed assets, net	43,476	375	(375	)(a)	43,476
In-process research and development	7,500,000	—	—		7,500,000
Patents, net	664,169	—	—		664,169
Long-term portion of prepaid research and development - related party	396,446	—	—		396,446
Deposits	1,998	481	(481	)(a)	1,998

	8,606,089	856	(856)		8,606,089

Total assets	$8,941,769	$7,985	$5,000,818		$13,950,572

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$445,072	$5,866	$—		$450,938
Deferred revenue	85,714	—	—		85,714
Notes to related parties	5,700,000	36,493	(5,727,000	)(a) (b)	9,493
Interest to related parties	155,013	18,544	(8,903	)(a)	164,654

Total current liabilities	6,385,799	60,903	(5,735,903)		710,799
Long-term deferred revenue	468,749	—	—		468,749

Total liabilities	6,854,548	60,903	(5,735,903)		1,179,548

Stockholders’ equity
Common Stock	4,465	554,727	(557,766	)(b)	1,426
Additional paid-in capital	12,195,170	48,411	20,638,431	(a) (b)	32,882,012
Ampio stock subscription	—	—	(10,000,000	)(b)	(10,000,000)
Accumulated deficit	(10,112,414)	(656,056)	656,056	(b)	(10,112,414)

Total stockholders’ equity	2,087,221	(52,918)	10,736,721		12,771,024

Total liabilities and equity	$8,941,769	$7,985	$5,000,818		$13,950,572

(1)	This Balance Sheet is as of December 31, 2014
(2)	This Balance Sheet is as of February 28, 2015

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined

Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the year ended August 31, 2014

	Vyrix and Luoxis Combined (1)	Rosewind (2)	Pro Forma Adjustments		Pro Forma Combined
Revenue	$74,012	$1,000	$(1,000	)(c)	$74,012

Expenses
Research and development	4,290,892	—	—		4,290,892
Research and development - related party	160,083	—	—		160,083
General and administrative	3,076,910	58,489	201,511	(d)	3,336,910

Total operating expenses	7,527,885	58,489	201,511		7,787,885

Other income (expense)
Interest (expense) income	(83,037)	(4,234)	401,981	(e)	314,710

Total other income (expense)	(83,037)	(4,234)	401,981		314,710

Net loss, before income tax	(7,536,910)	(61,723)	199,470		(7,399,163)
Income tax benefit	709,216	—	—		709,216

Net loss	$(6,827,694)	$(61,723)	$199,470		$(6,689,947)

Weighted average number of common shares outstanding		5,273,144	8,986,534		14,259,678

Basic and diluted net loss per common share		$(0.01)			$(0.47)

(1)	For the twelve months ended September 30, 2014
(2)	For the twelve months ended August 31, 2014

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined

Financial Statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the six months ended February 28, 2015

	Vyrix and Luoxis Combined (1)	Rosewind (2)	Pro Forma Adjustments		Pro Forma Combined
Revenue	$55,918	$—	$—		55,918

Expenses
Research and development	1,723,943	—	—		1,723,943
Research and development - related party	107,996	—	—		107,996
General and administrative	1,898,811	24,692	80,308	(f)	2,003,811

Total operating expenses	3,730,750	24,692	80,308		3,835,750

Other income (expense)
Interest (expense) income	(74,850)	(937)	75,787	(g)	—

Total other income (expense)	(74,850)	(937)	75,787		—

Net loss, before income tax	(3,749,682)	(25,629)	(4,521)		(3,779,832)
Income tax benefit	23,910	—	—		23,910

Net loss	$(3,725,772)	$(25,629)	$(4,521)		(3,755,922)

Weighted average number of common shares outstanding		5,824,905	8,434,773		14,259,678

Basic and diluted net loss per common share		$(0.00)			$(0.26)

(1)	For the six months ended December 31, 2014
(2)	For the six months ended February 28, 2015

The accompanying notes are an integral part of the Unaudited Pro Forma Condensed Combined

Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1: Basis of Pro Forma Presentation

The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the acquisition as if it had occurred on February 28, 2015 and includes estimated pro forma adjustments. The Unaudited Pro Forma Condensed Combined Statements of Operations gives effect to the acquisition as if it had occurred at September 1, 2013. The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities or benefits that may result from operating efficiencies expected to result from the deal.

Note 2: Acquisition of Rosewind by the Combined Vyrix and Luoxis Company

On April 16, 2015, pursuant to an Agreement and Plan of Merger, or the Merger Agreement, entered into among Rosewind, Luoxis, Vyrix, two major stockholders of Rosewind and two subsidiaries of Rosewind created solely for the purposes of the Merger, and which did not survive the Merger, the Merger occurred in two stages. The two major stockholders of Rosewind were James Wiegand, founder of Rosewind, and his son, Michael Wiegand.

In the first stage, each of Vyrix and Luoxis merged with one of Rosewind’s merger subsidiaries. Vyrix and Luoxis survived these mergers. The outstanding shares of stock of Vyrix and the outstanding shares of stock of Luoxis were converted into the right to receive shares of common stock in the Combined Company. The Vyrix stock and the Luoxis stock were each converted at an exchange factor. The exchange factor for each of them was determined upon the basis of a relative value opinion obtained by Ampio, the parent company of Vyrix and Luoxis, prior to the Merger. The outstanding shares of Rosewind’s merger subsidiary that merged with Vyrix were converted into shares of Vyrix as the surviving corporation. The outstanding shares of Rosewind’s merger subsidiary that merged with Luoxis were converted into shares of Luoxis as the surviving corporation. After completion of the first stage, Vyrix and Luoxis became wholly-owned subsidiaries of Rosewind.

In the second stage, which occurred on the same day as the first stage, each of Vyrix and Luoxis merged with Rosewind with Rosewind surviving. The first and second stage mergers are referred to collectively as the “Merger.”

Concurrently with the Merger:

•	The board of directors of Rosewind, whose sole member was James Wiegand, increased the number of directors by one, and appointed Michael Macaluso to fill the vacancy created by that increase. James Wiegand resigned from the board immediately thereafter. The board of directors of Rosewind, whose sole member is Michael Macaluso, then appointed Joshua Disbrow as Chief Executive Officer, and Jarrett Disbrow as Chief Operating Officer, of the Combined Company.

•	Ampio purchased 57,970,000 shares of common stock of the Combined Company for (i) issuance to Rosewind of a promissory note of Ampio in the principal amount of $10,000,000, maturing on the first anniversary of the Merger; (ii) cancellation of indebtedness of Luoxis to Ampio in the amount of $8,000,000; and (iii) cancellation of indebtedness of Vyrix to Ampio in the amount of $4,000,000.

•	James Wiegand entered into a consulting agreement with the Combined Company with a one year duration, providing for compensation of $50,000 to him.

•	Each of James Wiegand and Michael Wiegand executed a release in favor of the Combined Company.

•	Each of Ampio, James Wiegand, Michael Wiegand, a trust affiliated with Joshua Disbrow and a trust affiliated with Jarrett Disbrow entered into a lock-up agreement with the Combined Company agreeing not to sell its shares of the Combined Company for two years (except the one for Ampio, more than three years). The lock-up agreements other than the one with Ampio release 25% of the shares subject to it on June 30, 2015. The Ampio lock-up agreement terminates upon a change-in-control event of either the Combined Company or Ampio. Each other lock-up agreement terminates upon a change-in-control event of the Combined Company.

•	Joshua Disbrow entered into an employment agreement with the Combined Company.

•	Jarrett Disbrow entered into an employment agreement with the Combined Company.

The Merger Agreement contemplates the reincorporation of the Combined Company in Delaware, as a corporation, with the name Aytu Biosciences, Inc. as soon as is reasonably practicable after the closing of the Merger. The reincorporation is also expected to result in the reduction of the number of shares of stock outstanding in the Combined Company equivalent to a reverse stock split at the rate of 12.174 to 1.

Note 3: Pro Forma Adjustments

The Unaudited Pro Forma Condensed Combined Statements of Operations do not include any material non-recurring charges that will result from the acquisition. The Unaudited Pro Forma Condensed Combined Financial Statements reflect adjustments directly attributable to this transaction, factually supportable and expected to have a continuing impact. A detail of the adjustments are as follows:

(a)	Adjustments to exclude assets that the combined Vyrix and Luoxis company did not acquire and liabilities that the combined Vyrix and Luoxis company did not assume pursuant to the Merger Agreement.

(b)	Adjustments to record the common stock and equity changes pursuant to the Merger Agreement, including contributions to be made on conversion of note payable to Ampio.

(c)	An adjustment due to Rosewind Corporation not generating any sailing school revenue.

(d)	Adjustments to exclude costs associated with the sailing school and activities not pursuant to the Merger Agreement. Additionally, adjustments to increase general and administrative costs including taking the full compensation of our CEO which was partially paid by Ampio and to Rosewind’s prior CEO for a 12-month period consulting agreement of $50,000.

Mr. Disbrow’s Salary paid by Ampio	$210,000
Consulting agreement with Mr. Wiegand	50,000
Less Rosewind general and administrative expenses	(58,489)

$201,511

(e)	Adjustment to exclude interest pertaining to related party notes payable and include interest income related to the promissory note from Ampio for one year.

(f)	Adjustments to exclude costs associated with the sailing school and activities not pursuant to the Merger Agreement. Additionally, adjustments to increase general and administrative costs including taking the full compensation of our CEO which was partially paid by Ampio.

Mr. Disbrow’s Salary paid by Ampio	$105,000
Less Rosewind general and administrative expenses	(24,692)

$80,308

(g)	Adjustment to exclude interest pertaining to related party notes payable.